SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:   June 29, 2007
Century Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	0-15752 (Commission File No.)	04-2498617 (IRS Employer Identification No.)

400 Mystic Avenue Medford, MA (Address of principal executive offices)	02155 (Zip Code)
(781) 391-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-10.1 Consulting Services Agreement
Ex-99.1 Press Release dated June 29, 2007

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                     Arrangement of Certain Officers
On June 29, 2007, Century Bancorp, Inc. (the “Company”) announced that effective June 28, 2007, William P. Hornby, CPA, was named Treasurer of the Company and Century Bank and Trust Company (the “Bank”). Mr. Hornby’s salary is $160,000 per year.
The Company also announced that effective June 28, 2007 Paul V. Cusick, Jr. retired as Vice President and Treasurer of the Company and also as Executive Vice President, Chief Financial Officer and Treasurer of the Bank.
The Company and Mr. Cusick have entered into a Consulting Services Agreement effective June 28, 2007, attached as Exhibit 10.1.
See the Company’s Press Release dated June 29, 2007, attached as Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

	10.1	Consulting Services Agreement among Century Bancorp, Inc., Century Bank and Trust Company and Paul V. Cusick, Jr. dated as of June 28, 2007.

	99.1	Century Bancorp, Inc. Press Release dated June 29, 2007.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.
/s/ Jonathan G. Sloane
Jonathan G. Sloane
Co-President and Co-CEO
Dated: June 29, 2007